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                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55553 of Fifth Third Bancorp on Form S-8 of our report dated May 29, 1999, appearing in this Annual Report on Form 11-K of The Fifth Third Bancorp Master Profit Sharing Plan for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 29, 1999